Exhibit 10.11

AMENDMENT NO. 3 TO LOAN AND AIRCRAFT SECURITY AGREEMENT (S/N 3004)

THIS AMENDMENT NO, 3 TO LOAN AND AIRCRAFT SECURITY AGREEMENT (S/N 3004) dated as of August 28 , 2008 (“Amendment”) is executed by and between Banc of America Leasing & Capital, LLC, (as successor by merger with Fleet Capital Corporation) as lender (“Lender”), and Willis Lease Finance Corporation, as customer (“Customer”).

RECITALS

WHEREAS, Lender and Customer entered into a certain Loan and Aircraft Security Agreement (S/N 3004) dated as of October 29, 2004, which was recorded with the Federal Aviation Administration (“FAA”) on November 30, 2004, and assigned conveyance number M005128 (together with all exhibits annexes, riders and schedules, as amended, including by the Amendments (as defined below), the “Security Agreement”), regarding a certain Canadair Ltd. Model CL-600 2412 (Challenger 601-1A) aircraft bearing U.S. Registration Mark N45PH and manufacturer’s serial number 3004 (the “Airframe”), Two (2) General Electric Model CF-34-3A aircraft engines bearing manufacturer’s serial numbers 350110 and 350115, each of which engines has 550 or more rated takeoff horsepower or the equivalent of such horsepower (collectively, the “Engines”) and certain other property secured by the Security Agreement, all as more particularly described in the Security Agreement (collectively with the Airframe and the Engines, the “Aircraft”);

WHEREAS , Lender and Customer amended the Security Agreement (“Amendment No. 1”) on December 29, 2004, to obtain Lender’s consent for an Aircraft Management and Charter Agreement between TWC Aviation and Customer;

WHEREAS, Lender and Customer amended the Security Agreement (“Amendment No. 2”) on February 14, 2007 wherein Lender consented to a reduction in the combined liability insurance for bodily injury and property damage including passenger, premises, contractual and war risk and allied perils coverage from $200,000,000.00 to $150,000,000.00 for each occurrence. The Loan and Aircraft Security Agreement and Amendments No. 1 and 2 are collectively referred to herein as the Security Agreement;

WHEREAS, Customer has requested Lender make an additional loan for upgrades to the Aircraft;

WHEREAS, this Amendment will bring the Security Agreement within the provisions of the Cape Town Convention (as defined below); and

WHEREAS, the parties are entering into this Amendment to (i) amend the Security Agreement for the additional loan and the aircraft upgrades, (ii) make the Security Agreement compliant with the Cape Town Convention, and (iii) amend certain terms and conditions of the Security Agreement, as and to the extent provided in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Definitions. Capitalized terms used in this Amendment and not otherwise defined herein are defined in the Security Agreement (as amended by this Amendment).

2.        Amendments.

a.                         The Security Agreement is amended by renumbering Section 1.3 to 1.4.

b.                        Section 1 of the Security Agreement is amended by replacing Section 1.3 “Prepayment” and inserting in lieu thereof the following:

1809570	(AMENDMENT)

“1.3 Tranche 3 Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a loan to Customer in the principal amount of $1,031,436.00 set forth in Annex B hereto and designated as the Tranche 3 Loan (the “Tranche 3 Loan”) on the Requested Advance Date (the “Tranche 3 Closing Date”). The Customer’s obligation to repay the Tranche 3 Loan shall be evidenced by a promissory note in substantially the same form as the Tranche 1 and 2 Notes, payable by Customer to the order of Lender in the original principal amount of the Tranche 3 Loan (as amended, modified, restated, extended and renewed from time to time, the “Tranche 3 Note”). The Tranche 3 Loan shall bear interest and be repaid by Customer at the times and in the manner set forth in the Tranche 3 Note. Unless sooner terminated pursuant to the provisions of this Agreement, the obligation of Lender to make the Tranche 3 Loan hereunder shall automatically terminate on September 1, 2008 without further action by, or notice of any kind from Lender. The Tranche 1 Note, Tranche 2 Note and Tranche 3 Note are collectively referred to as the “Note” or “Notes”.”

c. The Security Agreement is amended by changing Section 1.4 to read Section 1.5 and adding the following at the end of the provision, “and the proceeds of the Tranche 3 Loan to pay for Lender approved refurbishment and upgrades to the Aircraft”.

d. The Security Agreement is amended by adding the Cape Town Rider attached hereto and made a part hereof,

e.         The following definitions are added to Annex A to the Security Agreement:

“Tranche 3 Note” shall mean that certain Promissory Note dated the date of this Amendment, having a term which shall be coterminous with the then remaining term of the Tranche 1 and Tranche 2 Notes, and in the amount set forth in Revised Annex B to this Amendment.

f. The following definitions in Annex A to the Security Agreement are amended:

i.             The definition of “Applicable Law” is amended by adding, after the word “Aircraft”, the words “the Cape Town Convention,”

ii.            The definition of “Liens” is amended by adding, after the word “leaseholds” the words, “ any International Interests”.

iii.            The definition of “Loan Documents” is amended by adding, after the words “Tranche 2 Note”, “Tranche 3 Note”.

iv.            The definition of “Loans” Is amended by adding to the end of the sentence, “and the Tranche 3 Loan”.

g. Annex B of the Security Agreement is amended by replacing it in its entirety with the Revised Annex B attached hereto and made a part hereof.

3.          Conditions Precedent to the Tranche 3 Loan: On or prior to the Tranche 3 Closing Date and at least one full business Day prior to such date, Lender shall have received all of the following, in form and substance satisfactory to Lender: (a) all of the Conditions Precedent set forth in Section 8 of the Cape Town Rider, (b) a Pay Proceeds Letter, the Tranche 3 Note and the Certificate of Acceptance for the refurbishments and upgrades to the Aircraft all duly executed by Customer, and (c) copies of all vendor work orders and invoices for the refurbishment and upgrades and, if customer has previously paid such invoices, evidence of such payment,

4.        Affirmation. Customer hereby (a) affirms and ratifies its obligations under the Security Agreement and the other Loan Documents, and (b) agrees that the Security Agreement and the other Loan Documents are in full force and effect, except as otherwise amended hereby.

5.        Representations. Customer hereby (a) restates all of its representations, warranties and agreements set forth in Section 3 of the Security Agreement, (b) confirms that after giving effect to the transactions contemplated herein and the amendments made hereby, the representations and warranties, taking into account such transactions and amendments, are accurate for all purposes as of the date hereof, and without limiting the foregoing, and (c) represents, warrants and covenants to Lender that (i) this Amendment is enforceable against Customer in accordance with its terms; (ii) Customer’s execution and delivery of this Amendment and any other documents, agreements and instruments executed or delivered in connection herewith have been, or will be, duly authorized on its part; and (iii) that no Default or Event of Default presently exists.

6.        Miscellaneous.

(a)             This Amendment, together with the Security Agreement and the other Loan Documents, constitute the entire agreement between the parties hereto, and supersede all prior or contemporaneous agreements, communications and understandings, both written or oral with respect to the subject matter of this Amendment. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts.

(b)           No modification of any of the provisions of this Amendment shall be effective until and unless it is in writing and signed by the parties.

(c)           All of the terms and conditions of this Amendment shall survive the execution and delivery of this Amendment. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but a single instrument. The headings in this Amendment are for convenience only and shall not limit or otherwise affect any of the terms hereof.

(d)           In the event that any provision of this Amendment is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, then such provision only shall be deemed null and void and shall not affect any other provision hereof, and the remaining provisions shall remain operative and in full force and effect.

(e)           This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of law or choice of law (except Title 14, Section 5-1401 of the New York General Obligations Law) and shall be binding upon and inure to the benefit of Lender and Customer and their respective successors and assigns.

(f)            Customer shall pay all actual and reasonable fees, costs and expenses incurred by Lender in connection with this Amendment, whether or not the transactions contemplated hereby are consummated, including, without limitation, FAA and International Registry title and lien searches, reports, filing and recording fees. Customer also agrees to pay all fees and expenses of Lender’s counsel, FAA Counsel and all other third parties who are engaged by Lender to enforce Lender’s rights and/or remedies hereunder, to update any FAA, International Registry or UCC title and/or lien reports and/or to review, file and record any and all documents and instruments as required by Lender, the FAA or the International Registry during and after the Term of the Security Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment by their respective duly authorized representatives as of the date and year first above written.

BANC OF AMERICA LEASING & CAPITAL,	WILLIS LEASE FINANCE CORPORATION:
LLC (as successor by merger with Fleet
Capital Corporation)

By:	/s/ Rhonda Maggiacomo	By:	/s/ Bradley S. Forsyth
Name:	Rhonda Maggiacomo	Name:	Bradley S. Forsyth
Title:	Sr Vice President	Title:	Senior Vice President, Chief
Financial Officer

ANNEX B TO AMENDMENT NO. 3

REVISED ANNEX B

LOAN AMOUNT AND CUSTOMER INFORMATION

Customer’s Chief Executive Offices
And Principal Place of Business:	773 SAN MARIN DRIVE, SUITE 2215 NOVATO, CA 94998

Customer’s form of Organization:	Corporation

State of Organization:	Delaware

Additional State(s) in which Customer is qualified:	California

State issued Organizational Identification Number:	*

Federal Taxpayer ID Number:	*

FAA Counsel:	Daugherty Fowler Peregrin Naught and Jenson

Principal Amount of the Tranche 1 Loan Dated October 29, 2004:	*

Principal Amount of the Tranche 2 Loan Dated February 15, 2005:	*

Principal Amount of the Tranche 3 Loan Dated August 30, 2008:	*

*INTENTIONALLY OMITTED
FROM FAA FILING COUNTERPART
AS CONTAINING CONFIDENTIAL,
PROPRIETARY INFORMATION

ANNEX B TO AMENDMENT NO. 3

Cape Town Convention Rider (“Rider”) to Loan and Aircraft Security Agreement (s/n 3004) dated as of October 29, 2004, as amended (the “Security Agreement”) by and between BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company (as successor by merger with Fleet Capital Corporation) (“Lender”) and Willis Lease Finance Corporation, a Delaware corporation (“Borrower”).

All capitalized terms not defined in this Rider are defined in the Security Agreement. The terms and conditions of this Rider shall supplement and be a part of the Security Agreement.

This Rider will bring the Security Agreement In compliance with the provisions of the Cape Town Convention (as defined below).

1.        Borrower hereby represents and warrants the following:

a.          Borrower is ‘situated’ in a country that has ratified or acceded to the Cape Town Convention within the meaning of Article 4 of the Convention.

b.         The Security Agreement does not require approval of, or notice to, any governmental body, authority, or agency in connection with either the execution, delivery or performance by Borrower of the Security Agreement, or the validity or enforceability of the Security Agreement, except for recordation of this Agreement with the FAA, the filing of UCC financing statements in the appropriate recording offices, and the filing of the appropriate documentation to register Lender’s International Interest In the Aircraft with the International Registry which shall have been duly effected as of the hereof.

c.          Borrower has good and marketable title to the free an clear of all Liens except the security interest created by the Security Agreement in favor of Lender and the International Interest created by the sale of the aircraft to Borrower; and all filings, recordings or other actions necessary or desirable in order to establish, perfect and give first priority to such security interest (including, the filing of this Agreement with the FAA, any filings with the International Registry pursuant to the Cape Town Convention) have been duly effected.

d.         There are no International Interests registered with the International Registry with respect to the Aircraft or the Security Agreement, and Borrower will not permit any International Interests to be filed with the International Registry except (1) with respect to Lender’s interest in the Aircraft or (2) as otherwise consented to in writing by Lender;

e.          Borrower is a Transacting User Entity, has appointed an Administrator and has designated a Professional User Entity. Borrower has paid all required fees and taken all actions necessary to enable Lender to register any International Interest with the International Registry;

f.          Borrower has the power to grant any security interests described in the Security Agreement, each within the meaning of Article 7(b) of the Convention;

g.           Each of the Engines has at least 1,750 pounds of thrust or its equivalent;

h.         The Airframe is type certified by the FAA to transport at least eight people (including crew) or goods in excess of 2,750 kilograms; and

2.        Borrower agrees to promptly execute and deliver to Lender such International Registry filings and other documents, and take such further action, as Lender may from time to time reasonably request in order to further carry out the intent and purpose of this Rider and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender. Borrower further agrees not to discharge or allow to be discharged any International

Interest created in favor of Lender without Lender’s prior written consent and to promptly cause any non-consensual lien that is filed on the International Registry to be discharged.

3.        In addition to the security interests granted in the Security Agreement, Borrower further grants Lender a first priority security interest in and lien on, and collaterally assigns to Lender, all of Borrower’s right, title and interest in, to and under any and all Associated Rights.

4.        Borrower hereby consents to the registration of any International Interest arising in connection with the Security Agreement in favor of Lender and hereby authorizes its Professional User Entity to consent to the registration (including all Final Consents thereto) of any International Interest with the International Registry upon request therefore by Lender. At closing, Borrower hereby agrees to authorize its Professional User Entity to consent to the registration(s) of any International Interest(s).

5.       In addition to all other rights and remedies granted to it in the Security Agreement, Lender may exercise all rights and remedies of a creditor under the Cape Town Convention, which may be used successively and cumulatively and in addition to any other right or remedy referred to in the Security Agreement or otherwise available to Lender at law or in equity.

6.       Borrower shall pay to Lender upon demand all fees, costs and expenses incurred by or on behalf of Lender at any time in connection with the Cape Town Convention and the International Registry.

7.       Notwithstanding anything to the contrary contained in the Security Agreement, the parties may bring a judicial proceeding in the Republic of Ireland against the registrar of the International Registry solely and to the extent such proceeding seeks an order or judgment against the International Registry.

8.           Conditions Precedent and Subsequent to Closing. On or prior to the date hereof, Borrower shall deliver the following to Lender and/or Lender’s Escrow Agent, all in form and substance satisfactory to Lender and Lender’s Escrow Agent: (a) evidence that Borrower is a Transacting User Entity and has designated a Professional User Entity, which shall be Lender’s Escrow Agent; (b) fully completed and authorized discharges of any International Interests (including Final Consents thereto); (c) duly completed AC Form 8050-135 FAA Entry Point Filing Forms International Registry with respect to the Security Agreement; (d) a Priority Search Certificate from the International Registry addressed to Lender indicating that the Aircraft is fee and clear of Encumbrances, and, on the date hereof, confirmation from Lender’s Escrow Agent that a Priority Search Certificate from the International Registry indicates that the Aircraft is free and clear of Liens; (e) at closing, Lender and Lender’s Escrow Agent shall receive confirmation by Borrower’s Professional User Entity that each such party has consented to the registration of all International Interests (including all required Final Consents); and (f) such other documents as are necessary, in the opinion of Lender’s Escrow Agent or Lender, to register Lender’s International Interest in the Aircraft, along with any Associated Rights thereto pursuant to the Cape Town Convention, free and clear of Encumbrances. Immediately after closing, but on the date hereof, Lender shall receive a Priority Search Certificate from the International Registry addressed to Lender evidencing that its International Interest in the Aircraft and any Associated Rights has been duly registered therein and is searchable. Within five (5) business days after the date hereof, Lender shall receive an opinion of Lender’s Escrow Agent satisfactory to Lender that title to the Airframe is vested in Borrower, that Lender has a valid and perfected security interest in the Aircraft, that Lender has a duly registered and searchable International Interest in the Aircraft, and that the Aircraft (including the Airframe and Engines) is free and clear of all other Encumbrances of record.

9.   For purposes of this Rider, the following terms shall have the following meanings:

Administrator shall have the meaning ascribed thereto In the International Registry

Regulations.

Aircraft Protocol shall mean the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, as the same may be amended or modified from time to time.

Associated Rights shall have the meaning ascribed thereto in the Cape Town Convention, including all rights to payment or other performance by Borrower under the Security Agreement, the Note or Related Documents which are secured by or associated with the Collateral.

Cape Town Convention shall mean, collectively, the Aircraft Protocol, the Convention, the International Registry Procedures and the International Registry Regulations.

Convention shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, South Africa, as the same may be amended or modified from time to time.

Final Consent shall have the meaning ascribed thereto in the International Registry Procedures.

International Interest shall have the meaning ascribed thereto in the Cape Town Convention.

International Registry shall mean the International Registry of Mobile Assets located in Dublin, Ireland and established pursuant to the Cape Town Convention, along with any successor registry thereto.

International Registry Procedures shall mean the official English language text of the procedures for the International Registry issued by the supervisory authority thereof pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time.

International Registry Regulations shall mean the official English language text of the regulations for the International Registry issued by the supervisory authority thereof pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time.

Lender’s Escrow Agent shall mean FAA Counsel as designated on Amended Annex B (Annex A to Amendment No. 3).

Priority Search Certificate shall have the meaning ascribed thereto in the International Registry Procedures.

Professional User Entity shall have the meaning ascribed thereto in the International Registry Regulations.

Transacting User Entity shall have the meaning ascribed thereto in the International Registry Regulations.

9.             Miscellaneous. This Rider, together with the Security Agreement, the Notes and Loan Documents, constitute the entire agreement between the parties hereto, and supersede all prior or contemporaneous agreements, communications and understandings, both written or oral with respect to the subject matter of this Rider.

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IN WITNESS WHEREOF, the parties hereto have caused this Rider to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

BANC OF AMERICA LEASING & CAPITAL,		WILLIS LEASE FINANCE CORPORATION:
LLC (as successor by merger with Fleet
Capital Corporation)

By:	/s/ Rhonda Maggiacomo	By:	/s/ Bradley S. Forsyth
Name:	Rhonda Maggiacomo	Name:	Bradley S. Forsyth
Title:	Sr Vice President	Title:	Senior Vice President,
Chief Financial Officer

10

CERTIFICATE OF ACCEPTANCE

In accordance with Amendment No. 3 dated as of August 28, 2008 (the “Amendment”) to Loan and Aircraft Security Agreement (S/N 3004) dated as of October 29, 2004 (the “Security Agreement”; the Amendment and Security Agreement are collectively referred to as the “Agreement”), between the undersigned Customer and BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company (as successor by merger with Fleet Capital Corporation) (“Lender”), Customer hereby represents and warrants to Lender that on the date hereof:

(1)                             The representations and warranties of Customer set forth in the Agreement and all Loan Documents delivered in connection therewith were true and correct in all respects when made and are true and correct as of the date hereof, with the same force and effect as if the same had been made on this date.

(2)                             Customer has satisfied or complied with all conditions precedent and requirements as set forth in the Agreement which are required to be or to have been satisfied or complied with on or prior to the date thereof.

(3)                             No Default or Event of Default under the Agreement has occurred and is continuing on the date hereof.

(4)                             Customer has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft, as such term is defined in the Agreement, as are required to be obtained under the terms of the Agreement.

(5)                             Customer has furnished no other equipment for the Aircraft (other than any equipment of which Customer has expressly informed Lender), and all of the avionics and equipment set forth on Schedule A hereto are on board the Aircraft (the “Upgrades”) and are in proper working condition; and

(6)                             the Upgrades (i) have been delivered to Customer, are in Customer’s possession and are, as of the Tranche 3 Closing Date, unconditionally, irrevocably and fully accepted by Customer, (ii) have been inspected by Customer to Its complete satisfaction and, without limiting the foregoing, (A) have been found to be airworthy and otherwise in good working order, repair and condition and fully equipped to operate as required under Applicable Standards for its purpose, and (B) are in conformity with the requirements of the related purchase agreements and the Applicable Standards; (iii) are currently certified under existing Federal Aviation Administration rules and regulations and is completely airworthy in all respects.

(7)                             The Aircraft is and will remain primarily hangered at the location set forth herein;

All capitalized terms used herein that are not otherwise defined herein shall have the meaning given to such terms in this Agreement.

PRIMARY HANGER LOCATION:	Business Jet Center
9351 Earhart Road
Oakland, CA 94621

IN WITNESS WHEREOF, Customer has caused this Certificate of Acceptance to be executed by its duly authorized officer as August 28, 2008.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Bradley S. Forsyth
Name:	Bradley S. Forsyth
Title:	Senior Vice President
Chief Financial Officer